Exhibit 99.1

Mimecast Names David Raissipour as Chief Technology & Product Officer

Appointment will accelerate innovation and market leadership, driving new enterprise business

Lexington, MA – June 22, 2021 – Mimecast Limited (NASDAQ: MIME), a leading email security and cyber resilience company, today announced the appointment of David Raissipour as Chief Technology & Product Officer (CTPO). Raissipour brings 30 years’ experience in the enterprise software industry and will support the company’s strategy to accelerate innovation to serve customers and partners. Created with growth in mind, this new role brings together the company’s product management and engineering organizations into one fully integrated team.

“Every day we read about organizations who have been disrupted by cybersecurity incidents impacting lives and livelihoods. The need for simpler, more effective protection and cyber resilience is clear,” said Peter Bauer, Mimecast’s chief executive officer. “We have an opportunity to contribute at an even greater scale through product development and growth, and David will help us get there.”

Bauer continued “David joins at an exciting time in Mimecast’s journey and brings leadership and operational expertise to help build on our success as a cloud native cybersecurity company and develop our next generation of products and technologies.”

Most recently Raissipour served as the senior vice president, Sophos Cloud Platform Group & Sophos Messaging Security Group at Sophos. He has experience across a diverse set of enterprise software products, and prior to Sophos he held executive roles at Carbonite and RSA and spent 14 years at Microsoft Corporation where he held numerous, senior leadership roles.

“This is a tremendous opportunity for me to join the Mimecast executive team and help take the company to next level,” said Raissipour. “Organizations are communicating and collaborating in new ways, expanding security risk beyond email. Tool sprawl and lack of integration compounds the risk, but we are well positioned to tackle these challenges and make our customers more cyber resilient. I’m excited to be a part of Mimecast as a technology innovator, and look forward to accelerating product innovation, and expanding our enterprise business.”

Raissipour will report directly to Bauer, and will start in his role as CTPO effective June 28, 2021.

Mimecast: Relentless protection. Resilient world.™

Mimecast (NASDAQ: MIME) was born in 2003 with a focus on delivering relentless protection. Each day, we take on cyber disruption for our tens of thousands of customers around the globe; always putting them first, and never giving up on tackling their biggest security challenges together. We are the company that built an intentional and scalable design ideology that solves the number one cyberattack vector – email. We continuously invest to thoughtfully integrate brand protection, security awareness training, web security, compliance, and other essential capabilities. Mimecast is here to help protect large and small organizations from malicious activity, human error, and technology failure; and to lead the movement toward building a more resilient world. www.mimecast.com

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

Mimecast social media resources:

LinkedIn: Mimecast

Facebook: Mimecast

Twitter: @Mimecast

Blog: Cyber Resilience Insights

Press Contact

Tim Hamilton

Press@Mimecast.com

617 393 7122

Investor Contact

Robert Sanders

Investors@Mimecast.com

617-393-7074

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, the statements relating to the appointment of David Raissipour as Chief Technology & Product Officer (CTPO), combining the engineering and product organizations into a single team, the development of new products and technologies under a single organization and the acceleration of innovation and market leadership, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.